EXHIBIT 99.1

[NASTECH LOGO]	[PHARMACIA LOGO]

FOR IMMEDIATE RELEASE

NASTECH AND PHARMACIA REACH WORLDWIDE AGREEMENT TO DEVELOP AND
MARKET NASALLY ADMINISTERED APOMORPHINE

HAUPPAUGE, NEW YORK and PEAPACK, NEW JERSEY (February 4, 2002) — Nastech Pharmaceutical Company Inc. (Nasdaq: NSTK) and Pharmacia Corporation (NYSE: PHA) announced today an agreement for the development and marketing of Nastech’s proprietary nasally administered apomorphine product for the treatment of erectile dysfunction (ED) and female sexual dysfunction (FSD).

Apomorphine is a potent dopamine agonist that promotes erectile function by stimulating the D1/D2 class of dopamine receptors in the brain that are responsible for the initiation of the erectile response. Nastech’s proprietary nasal formulation is designed to maximize the rapid onset, therapeutic effect and overall safety of apomorphine.

Under terms of the agreement, Pharmacia receives exclusive, worldwide rights to develop and market nasally administered apomorphine for the treatment of male and female sexual dysfunction and will manage and fund all future development in these indications. Nastech retains certain development rights in other therapeutic areas.

Nastech will receive an upfront payment at signing of $3.0 million and, upon satisfaction of certain future conditions, development and sales milestones totaling an additional $45.0 million. Certain additional costs incurred by Nastech of up to $3.4 million are reimbursable. Less than half of the milestone payments will be based on achievement of certain sales levels. Pharmacia will also purchase 250,000 shares of Nastech common stock for $5.0 million.

Upon commercialization, Nastech will receive significant royalties on product sales that escalate based on sales levels. For the first five years following launch, Nastech will manufacture certain quantities of nasally administered apomorphine and will receive transfer payments from Pharmacia. Nastech also receives minimum royalties during a portion of the term of the agreement.

Nastech has conducted Phase II safety and efficacy studies in men with ED and is currently conducting a Phase II study in women with FSD.

“Pharmacia is the ideal partner for our nasally administered apomorphine product because of their outstanding drug development capabilities that require simultaneous worldwide coordination, exceptional marketing capabilities that require patient as well as physician education, and a strong competitive position in the rapidly expanding sexual dysfunction and urology markets worldwide,” stated Steven C. Quay, M.D., Ph.D., Chairman, President and Chief Executive Officer of Nastech. “This agreement allows Nastech to further expand our growing R&D pipeline of major product opportunities and thus represents an important validation of our new business model. As a leading formulation science company, we will continue to focus on the rapid and cost-effective early clinical development of proprietary nasal formulations of drugs, including morphine, a triptan, alpha interferon, beta interferon and human growth hormone which are already in clinical trials, with the goal of licensing these opportunities to leading pharmaceutical companies for significant upfront, milestone, and royalty payments.”

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“We are very pleased that Nastech has chosen Pharmacia for the development and marketing of nasally administered apomorphine,” said Göran Ando, M.D., Executive Vice President and President, Research and Development, Pharmacia Corporation. “This drug candidate represents an innovative approach to the treatment of sexual dysfunction where we have an established research, development and commercial presence.”

The transaction is subject to a number of conditions to closing set forth in the agreement, including making necessary antitrust filings and expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 as amended.

NASTECH CONFERENCE CALL AND WEBCAST — TODAY
Management will discuss Nastech’s agreement with Pharmacia during a conference call today, February 4, 2002, at 10:00 a.m. EST. The public is invited to access the call via a live audio webcast at:

http://asp01sea.activate.net/intercall/noonan/jan/registration/default.asp.

A telephone replay of the conference call will also be available from approximately 1:00 p.m. (EST) today through February 6, 2002. To access the replay of the conference call, United States and Canadian participants should call (800) 642-1687. International participants should call (706) 645-9291. The Conference ID number is 3157165.

ABOUT PHARMACIA

Pharmacia Corporation is a top-tier global pharmaceutical company with a leading agricultural subsidiary. Pharmacia’s innovative medicines and other products save lives and enhance health and wellness. Pharmacia’s 59,000 people work together with many diverse stakeholders to bring these benefits to people around the world, and to create new health solutions for the future.

ABOUT NASTECH

Nastech Pharmaceutical Company Inc., recognized worldwide as a leader in nasal drug delivery technology, is dedicated to improving patient care by using “Formulation Science”, a systematic approach to drug development using biophysics, physical chemistry, and pharmacology to maximize therapeutic efficacy and safety, and provide new therapeutic options. Additional information on Nastech is available at www.nastech.com.

NASTECH SAFE HARBOR STATEMENT

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statement made by the Company. These factors include, but are not limited to: (i) the Company’s ability to successfully complete product research and development, including pre-clinical and clinical studies and commercialization; (ii) the Company’s ability to obtain required governmental approvals, including product and patent approvals; (iii) the Company’s ability to attract and/or maintain manufacturing, sales, distribution and marketing partners; and (iv) the Company’s ability to develop and commercialize its products before its competitors. In addition, significant fluctuations in quarterly results may occur as a result of varying milestone payments and the timing of costs and expenses related to the Company’s research and development program. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in the Company’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K.

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PHARMACIA SAFE HARBOR STATEMENT

This press release contains forward-looking or anticipatory statements about Pharmacia’s business and financial performance which are based on the information currently available and the expectations currently deemed reasonable by Pharmacia. However, because these forward-looking statements are subject to many risks, uncertainties and changes over time, including those referenced in Pharmacia’s filings with the U.S. Securities and Exchange Commission, actual results may differ materially from those expressed or implied by these forward-looking statements. Pharmacia undertakes no obligation to update any forward-looking statements as a result of new information or future developments.

NOTE TO EDITORS

Erectile Dysfunction (ED) is the inability to achieve and/or maintain an erection adequate for satisfactory sexual function. The condition is correlated with increasing age, cardiovascular disease, hypertension, diabetes, hyperlipidemia and smoking. In addition, neurogenic risk factors such as radical prostatectomy, spinal cord injury and multiple sclerosis, certain prescription drugs, and psychogenic issues may contribute to ED. An estimated 30 million men in the U.S. and 150 million men worldwide currently suffer from erectile dysfunction. This category is expected to achieve peak sales of over six billion dollars worldwide (Deutsche Banc Alex. Brown, June 2001). Currently, the only approved PDE-5 inhibitor is selling about $1.4 billion per year worldwide with a 30% annual growth rate.

Contact for Nastech:	Contact for Pharmacia:

Matthew D. Haines	Paul Fitzhenry (media)
Director, Corporate Communications	(908) 901-8770
(631) 273-0101, ext. 329	Linda Heller (investors)
mhaines@nastech.com	(908) 901-8853

Noonan/Russo Communications
(212) 696-4455
Ellie Kline, ext. 254 (media)
David Walsey, ext. 230 (investors)

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